Exhibit 99.1

CorMedix Inc. Announces Registered Direct Offering

BRIDGEWATER, N.J., March 4, 2014 -- CorMedix Inc. (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal and infectious disease, announced today that it entered into agreements with investors for a registered direct offering of 2.96 million units at the price of $2.50 per unit resulting in gross proceeds to the Company of $7.4 million.

Each unit consists of one share of common stock and a warrant to purchase 0.35 of a share of common stock.  The warrants have an exercise price of $3.10 per share.  The warrants are exercisable beginning six months after closing, with an exercise period of five years thereafter.

“We are very pleased to receive this financing as it will support our European sales efforts and our domestic clinical development” commented Randy Milby, CEO of CRMD.

The placement is expected to close on or before March 10, 2014, subject to satisfaction of customary closing conditions.

Roth Capital Partners, LLC acted as the exclusive placement agent for the transaction.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-185737), which was declared effective by the United States Securities and Exchange Commission ("SEC") on January 10, 2013.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About CorMedix Inc.

CorMedix Inc. is a commercial-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product  is Neutrolin®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see the company's website at www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the ability to complete the offering, including the satisfaction of the closing conditions for the offering, and the use of anticipated proceeds; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin® in countries other than Germany; the risks associated with the launch of Neutrolin® in Europe and other markets; CorMedix's ability to maintain its listing on the NYSE MKT; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development and marketing programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.